UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2018
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, Ping An ZQ China Growth Opportunity Limited ("Ping An ZQ"), the beneficial owner of  the full $210.0 million principal amount of Nu Skin Enterprises, Inc.'s (the "Company") 4.75% Convertible Senior Notes, due 2020 (the "Convertible Notes"), elected to convert the Convertible Notes in accordance with the terms of the indenture (the "Indenture"), dated as of June 16, 2016, by and between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), that governs the Convertible Notes. In connection with such conversion and pursuant to the terms of the Indenture, the Company was obligated to pay Ping An ZQ the $210.00 million principal amount, together with accrued and unpaid interest on the Convertible Notes (the "Cash Settlement"), by April 2, 2018 (the "Original Settlement Date").
On March 13, 2018 and March 17, 2018, the Company and Ping An ZQ entered into two side letter agreements pursuant to which Ping An ZQ agreed to extend the deadline for the Company to deliver the Cash Settlement until May 15, 2018 and the Company agreed to pay Ping An ZQ an extension fee equal to 0.05% of the amount of principal outstanding on the Convertible Notes outstanding as of 5:00 p.m. on the Original Settlement Date (equal to $105,000 if the full principal amount remains outstanding at such time). This extension fee, if incurred, would be paid substantially simultaneously with and in addition to the Cash Settlement. Mr. Zheqing Shen is a director of both Ping An ZQ and the Company.
The Company intends to enter into a supplement to the Indenture with the Trustee prior to the Original Settlement Date to reflect that the deadline for delivery of the Cash Settlement will be extended until May 15, 2018.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements regarding our expectations concerning the timing of the Cash Settlement and the timing and contents of a supplement to the Indenture.  In some cases, you can identify these statements by forward-looking words such as "intend," "will," "would," "may," the negative of these words and other similar words. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the Company's ability to complete the Cash Settlement and a supplemental Indenture. The forward-looking statements set forth the Company's beliefs as of the date that such information was first provided and we assume no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)
/s/ Mark H. Lawrence
Mark H. Lawrence
 Chief Financial Officer
Date:  March 19, 2018